Exhibit 21
SUBSIDIARIES LIST

Direct and Indirect Subsidiaries
of Prestige Brands Holdings, Inc.

Name___________________________        Jurisdiction of Incorporated/Organization

Blacksmith Brands, Inc.                    Delaware
C.B. Fleet TopCo, LLC                    Delaware
C.B. Fleet HoldCo, LLC                    Delaware
C.B. Fleet, LLC                        Delaware
C.B. Fleet Company, Incorporated Virginia
C.B. Fleet Investment Corporation                Delaware
C.B. Fleet, International, Inc.                    Virginia
C.B. Fleet Holding Company, Incorporated            Virginia
C.B. Fleet International(s) Pte. Ltd                Singapore
C.B. Fleet Company (Aust) Pty. Ltd                Australia
Care Acquisition Company Pty Limited            Australia
Care Pharmaceuticals Pty Limited                Australia
Cellegy Australia Pty                        Australia
Clear Eyes Pharma Limited                    England and Wales
DenTek Holdings, Inc.                    Delaware
DenTek Oral Care, Inc.                    Tennessee
DenTek Oral Care Limited                    England and Wales
E.C. DeWitt and Company, Limited                United Kingdom
Fleet Laboratories Italy, Sr                    Italy
Insight Pharmaceuticals Corporation                Delaware
Insight Pharmaceuticals LLC                    Delaware
Medtech Holdings, Inc.                    Delaware
Medtech Online Inc.                        Delaware
Medtech Personal Products Corporation            Delaware
Medtech Products Inc.                    Delaware
PBH Australia Holdings Company Pty Limited        Australia
Peaks HBC Company, Inc.                    Virginia
Practical Health Products, Inc.                Delaware
Prestige Brands Holdings, Inc.                Virginia
Prestige Brands, Inc.                        Delaware
Prestige Brands Gmbh                    Germany
Prestige Brands International, Inc.                Virginia
Prestige Brands (UK) Limited                England and Wales
Prestige Services Corp.                    Delaware
The Spic and Span Company                    Delaware
Wartner USA B.V.                        Netherlands